UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 Date of Report (Date of earliest event reported): June 25, 2010

VISUAL MANAGEMENT SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-133936	68-0634458
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1000 Industrial Way North, Suite C
Toms River, New Jersey 08755
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (732) 281-1355

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))

ITEM 2.04	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

On June 28, 2010, Visual Management Systems, Inc. (the “Company”) received written notification dated June 25, 2010, from Enable Growth Partners, LP, Enable Opportunity Partners, LP and Pierce Diversified Master Fund, LLC (collectively, the “Enable Funds), who are collectively the holders of all of the Company’s 5% Senior Secured Convertible Debentures issued in November 2007 (the “Debentures”), that the entire principal amount of the Debentures was due and payable on the maturity date for the Debentures of May 30, 2010, and that the Company was therefore in default for non-payment of such amounts, and for other events of default under the Debentures. The Enable Funds made demand for immediate payment of all amounts due pursuant to the terms of the Debentures in the case of such default, totaling 130% of the outstanding principal amount of the Debentures, plus 100% of accrued and unpaid interest thereon (the “Mandatory Default Amount”). As part of the notification the Enable Funds advised the Company that they are collectively owed $4,083,472 of principal.

The Enable Funds also notified the Company that pursuant to the security agreement between the Enable Funds and the Company (the “Security Agreement”), if the Mandatory Default Amount was not paid by the close of business on June 28, 2010, the Enable Funds would take steps to dispose of the collateral under the Security Agreement (the “Collateral”) or any part thereof under the Uniform Commercial Code, including an Article 9 sale of assets. As part of the notification, the Enable Funds demanded that the Company make available to the agent of the Enable Funds its premises and all Collateral. The Collateral represents substantially all of the assets of the Company

The Company has not made any substantial payments towards the Mandatory Default Amount in accordance with the Enable Funds’ deadline, and plans to seek a forbearance from Enable while the Company evaluates alternatives, which could involve seeking relief under applicable bankruptcy laws. No assurance can be given that Company will be successful in obtaining a forbearance from the Enable Funds.

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 29, 2010, J.D. Gardner, the Company’s Chief Financial Officer, submitted his resignation from that position effective June 30, 2010. No interim replacement has been named for Mr. Gardner. Mr. Gardner shall be entitled to no severance as part of his separation, but in exchange for consulting services to be performed by Mr. Gardner in relation to the Company’s future financial reporting, the Company has agreed that in the case the deferred compensation owed to the Company’s officers is ever paid, the Company shall also pay Mr. Gardner’s deferred compensation in the same ratio as to cash or equity based compensation that the other remaining officers receive as a percentage of the total amount owed to them.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Visual Management Systems, Inc.
(Registrant)

By:	/s/ Jason Gonzalez

Name:	Jason Gonzalez
Title:	President and Chief Executive Officer

Dated: June 29, 2010